FILED # C13434-00

DEC 21 2000

(For filing office use)

Articles of Incorporation

(PURSUANT TO NRS 78)

STATE OF NEVADA

Secretary of State

Filing fee:
Receipt #:

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** GREENLITE VENTURES INC.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Michael A. Cane

Street Address: 2300 West Sahara Ave., Suite 500-Box 18 Las Vegas, Nevada 89102
Street No. Street Name City Zip

3. **SHARES:** (number of shares the corporation is authorized to issue)

Number of shares with par value: 100 Million Par value: .001 No. without par value: ____

4. **GOVERNING BOARD:** shall be styled as (check one): X Directors ____ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

Name	Address	City/State/Zip
Howard Thompson	1521 Purcell Drive, Coquitlam, BC Canada V3E 3B6	

5. **PURPOSE:** (optional) : The purpose of the corporation shall be:

6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ____

7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles.

Michael A. Cane
Name (print)

2300 West Sahara Ave., Suite 500-Box 18, Las Vegas, Nevada 89102
Address City/State/Zip

Signature

State of Nevada County of Clark

This instrument was acknowledged before me on December 21, 2000, by

Michael A. Cane
Name of Person

as incorporator of Greenlite Ventures Inc.

Notary Public Signature

(affix notary stamp or seal)

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
CAROLYNE B. JOHNSON
My Appointment Expires Nov. 5, 2000

Name (print)

Address City/State/Zip

Signature

State of ____ County of ____

This instrument was acknowledged before me on ____, 20__, by

Name of Person

as incorporator of ____

Notary Public Signature

(affix notary stamp or seal)

8. **CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:**

I, Michael A. Cane hereby accept appointment as Resident Agent for the above named corporation.

Signature of Resident Agent

December 21, 2000
Date